UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017 (March 21, 2017)

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1206, Airport City, Israel, 7010000

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On March 21, 2017, My Size, Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”). On March 22, 2017, after the Annual Meeting and in connection with the approval of Proposal 2 (as defined below), the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

The Amended and Restated Certificate of Incorporation removed certain provisions relating to Israeli Law, including:

●	A provision requiring that notices of shareholder meetings be subject to sections 87 and 89 of the Israeli Companies Law, which prescribe mechanisms under Israeli law for proxy statements and general shareholder meetings.

●	Provisions relating to “Controlling Stockholders” as defined under the Israeli Companies Law, 1999.

●	A provision which provides that, in accordance with Section 121(c) of the Israeli Companies Law, 1999, the same person cannot hold the office of Chairman and General Manager unless specifically resolved by the general meeting of shareholders, for period not exceeding three years and under the circumstances provided for therein.

●	A provision which provides that the Israeli Securities Regulations, 2001 (which provides for the adoption of certain provisions of the Israeli Companies Law), will be applicable to the Company.

●	A provisions requiring that the Company have an audit committee, and requirements relating thereto.

●	A provision which provides that Section 194 through 218 of the Israeli Companies Law, 1999, which provide for the filing of derivative actions by shareholders in Israel, will apply to the Company.

●	Provisions requiring that the Company have an internal auditor, and relating to the role of the internal auditor.

●	Provisions which provide that section 328-340 of the Israeli Companies Law, 1999, and the Israeli Securities (Purchase Offer) Regulations, 2000, which provide for tender purchase offers of shares and forced sales of shares (or buyouts), will be applicable to the Company.

●	Provisions requiring mandatory appointment of independent directors. Instead, the Company will apply the customary practice of Delaware companies listed on NASDAQ Capital Market, in accordance with rules, applications and requirements of SEC.

The preceding discussion is a summary of the key changes effected by the Amended and Restated Certificate of Incorporation, but the summary is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominees were elected. The number of shares of common stock entitled to vote at the Annual Meeting was 17,405,359. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 7,842,777.

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The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: Approval of a change in the Company’s reporting policy such that the Company will report under and in accordance with the provisions of Chapter E’3 of the Israeli Securities Law 1968 (the “ISL”) instead of reporting under the provisions of Chapter F of the ISL.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
7,698,423	144,354	0	0

Proposal 2: Approval of an Amended and Restated Certificate of Incorporation (“Proposal 2”).

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
7,717,777	125,000	0	0

Proposal 3: Election of five directors to serve on the Company’s Board of Directors (the “Board”) until the 2018 annual meeting of stockholders or until their successors are elected and qualified.

Nominee	Shares Voted For	Shares Abstaining	Broker Non-Votes
Eli Walles	7,698,423	144,354	0
Ronen Luzon	7,698,423	144,354	0
Moshe Gedansky	7,698,423	144,354	0
Zeev Lavenberg	7,698,423	144,354	0
Oron Braniztky	7,698,423	144,354	0

Proposal 4: Approval of the My Size, Inc. 2017 Equity Incentive Plan.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
7,698,423	144,354	0	0

Proposal 5: Approval of the My Size, Inc. 2017 Consultant Equity Incentive Plan.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
7,698,423	144,354	0	0

Proposal 6: Revocation of the General Meeting Resolution dated December 29th 2014 approving the Compensation Plan to Company’s named executive officers.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
7,698,423	144,354	0	0

Proposal 7:    An advisory vote on compensation to our named executive officers.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
7,717,777	125,000	0	0

Proposal 8: An advisory vote on the frequency of future advisory votes on executive compensation.

Every 3 Years	Every 2 Years	Every Year
7,573,423	0	269,354

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: March 23, 2017	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer

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